                                                                     Exhibit 5

               [LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP]

                                 May 21, 2003

Monmouth Real Estate Investment Corporation
Juniper Business Plaza
3499 Route 9 North, Suite 3-C
Freehold, New Jersey  07728

Ladies and Gentlemen:

         We have acted as counsel to Monmouth Real Estate Investment Corporation
(the "Company"), in connection with the filing with the Securities and Exchange
Commission of a registration statement on Form S-3, as amended (the
"Registration Statement"), under the Securities Act of 1933, as amended, relating to the proposed resale by certain beneficial owners (the "Selling
Stockholders") of up to 1,257,253 shares of the Company's Class A Common Stock
(the "Selling Stockholder Shares"), from time to time, as set forth in the prospectus, which forms a part of the Registration Statement (the "Prospectus").
This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (ss.)
229.601(b)(5), in connection with the Registration Statement.

         In connection with the foregoing, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion. We are of the opinion that the
Selling Stockholder Shares are validly issued, fully paid, and nonassessable.

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

         We consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference under the caption "Legal Matters" in the Prospectus included in the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ BLACKWELL SANDERS PEPER MARTIN LLP

                                                     Blackwell Sanders Peper Martin LLP